Exhibit 10(xxxxx)

VOTING AGREEMENT

This VOTING AGREEMENT (together with any Attachments hereto, this “Agreement”), dated as of January 17, 2008 is made and entered into by and among E*TRADE INFORMATION SERVICES, LLC, a Delaware limited liability company (“E*TRADE”), Access Worldwide Communications, Inc., a Delaware corporation (“Company”), Shawkat Raslan (the “Director”). E*TRADE, Company and the Director are sometimes referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company and E*TRADE shall enter into a common stock purchase agreement of even date pursuant to which E*TRADE shall purchase a certain number shares of common stock, par value $0.01 in Company (the “Common Stock”), (the “Common Stock Purchase Agreement”), and Access Worldwide (AWWC) Philippines, Inc., a wholly-owned subsidiary of the Company (“Subsidiary”) shall enter into an option to purchase agreement with E*TRADE (the “Transaction”); and

WHEREAS, the Director owns, beneficially and of record, 3,903,144 shares of Common Stock (the “Shares”); and

WHEREAS, this Agreement is being entered into in order to create a binding agreement of the Director to irrevocably vote all of his Shares in favor of electing E*TRADE’s two (2) designees to the Board of Directors of Company (the “Board”); and

WHEREAS, this Agreement is further being entered into to create a binding agreement of the Company to permit observation at meetings of the Board by an individual designated by E*TRADE; and

WHEREAS, as a condition to the execution and delivery of the Common Stock Purchase Agreement, E*TRADE and Company have requested that the Director enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Common Stock Purchase Agreement.

2. Election of Directors.

2.1. Voting of Shares. During the term of this Agreement, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, Director (in his capacity as a stockholder of the Company) shall, or shall cause the holder of record on any applicable record date to, vote all of Director’s shares of Common Stock and any other voting securities eligible to vote on the matter

(collectively, the “Voting Securities”) for the candidates designated by E*TRADE pursuant to the provisions of this Agreement. Director further agrees that he will not vote any Voting Securities owned by Director or over which Director has voting control, or take any action by written consent, or take any other action as a stockholder of the Company, to circumvent the voting arrangements required by this Agreement.

2.2. Number of Directors. The Board shall consist of such number of directors as determined in accordance with the Bylaws of the Company, which shall not be more than nine (9). The Parties shall use their best efforts to permit no amendment of the Bylaws of the Company that would reduce the number of directors constituting the Board below seven (7).

2.3. Designated Director. In elections of directors of the Company, the Director (in his capacity as a stockholder of the Company) shall vote all of his Voting Securities for the two (2) candidates for the Board from time to time designated by E*TRADE (each a “E*TRADE Director” and together the “E*TRADE Directors”). E*TRADE initially designates Michael Curcio and Greg Framke as the E*TRADE Directors. The parties agree that it shall constitute a breach of this agreement by the Company and the Director if, for any reason during the term of this Agreement (other than a reason initiated by E*TRADE or an E*TRADE Director), there are less than two (2) E*TRADE Directors of the Company.

2.4. Removal of Directors and Vacancies. The Director (in his capacity as a stockholder) shall vote for the removal of an E*TRADE Director designated by E*TRADE, and no such vote shall be effective, unless E*TRADE shall specify the removal. If E*TRADE does specify the removal of an E*TRADE Director, the Director agrees to vote all Voting Securities owned by them, or as to which they have voting power, for the removal of such director or directors, as applicable. If a vacancy occurs on the Board as the result of an E*TRADE Director no longer serving on the Board, the Company or the Director shall cause a meeting to be held at the earliest practicable date, at which meeting the Director shall vote, pursuant to this Agreement, , for E*TRADE’s nominee.

2.5. Observation Rights. As long as E*TRADE owns a minimum of 2,200,000 shares of Common Stock, the Company shall invite a representative of E*TRADE (as designated by E*TRADE,) to attend all meetings of the Board and sub-committees of the Board in a nonvoting observer capacity (an “Observer”) and, in this respect, shall give such Observer copies of all materials that it provides to its directors prior to meetings of the Company’s Board of Directors (the “Board Book”) at the same time and in the same manner as provided to such directors; provided, however, that such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, or result in a conflict of interest. The Observer may delegate its rights to attend the sub-committees to another individual, who shall also be referred to as an “Observer.” If, for any reason during the term of this Agreement, there are less than two (2) E*TRADE Directors, then E*TRADE shall appoint up to two (2) additional representatives to become Observers.

2.6. Shareholder Meetings. In the event that a meeting of the stockholders of the Company is held, the Director (in his capacity as a stockholder) shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause such Voting Securities to be counted as present thereat for purposes of establishing a quorum. Except as provided in this Agreement, Director shall not hereafter, unless and until this Agreement terminates pursuant to Section 7 hereof, purport to grant any proxy or power of attorney with respect to any of the Voting Securities or any options or other rights to acquire shares of Company Stock (“Rights”), deposit any of the Voting Securities or Rights into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Voting Securities or Rights. Director further agrees not to commit or agree to take any action inconsistent with any term or provision of this Agreement. The foregoing undertakings shall be binding upon, and shall be enforceable against, the heirs, executors, administrators, estates, personal representatives and permitted successors and assigns of Director, as applicable.

3. Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

(a) Director (in his capacity as a stockholder) hereby irrevocably grants to                                  and any other individual who shall hereafter be designated by E*TRADE, Director’s proxy and appoints such individual as his attorney-in-fact (with full power of substitution), for and in the name, place and stead of Director, to vote (in his capacity as a stockholder) to the extent necessary to carry out the provisions of Section 2, Director ‘s Voting Securities owned by Director or over which Director has voting control, or grant a consent or approval in respect of such Voting Securities to the extent necessary to carry out the provisions of Section 2, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which his vote, consent, or other approval is sought.

(b) Director represents that any proxies heretofore given in respect of Director’s Voting Securities are not irrevocable, and that any such proxies are hereby revoked.

(c) Director hereby affirms that the proxy set forth in this Section 3 is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. Director hereby further affirms that the irrevocable proxy is given in connection with the execution of the Common Stock Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Director under this Agreement. Director hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. The provisions set forth herein constitute a voting agreement under Section 218(c) of the Delaware General Corporation Law, as amended, and, in connection therewith, the Director expressly consents to the enforcement of this Agreement by specific performance.

4. Certain Restrictions and Covenants of Director. In connection with the agreements and undertakings of the Director under this Agreement, Director hereby covenants and agrees that, from the date hereof until the Termination Date, except as specifically provided herein:

(a) Restrictions on Transfers, Proxies and Non-Interference. Director (in his capacity of a stockholder) will not:

(i) whether or not for consideration, Transfer any Voting Securities which are currently owned by or which may be subsequently acquired by Director, unless the Person receiving such Transfer of Voting Securities Shares executes an Instrument of Accession in the form attached hereto as Attachment 1 agreeing to be bound by the terms of this Agreement. As used herein, “Transfer” shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Voting Securities;

(ii) enter into any voting trust agreement, give any proxy or other right to vote the Shares or take any action that would limit the rights of any holder of the Voting Securities to exercise fully the right to vote such Voting Securities that would be in conflict with this Agreement or with the proxy granted hereby;

(iii) enter into any voting arrangement or understanding, whether by proxy, voting agreement or otherwise, with respect to any of the Voting Securities or Rights; or

(iv) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or impeding the Director from performing any of his obligations under this Agreement.

(b) Stop Transfer; Changes in Subject Shares. Director (in his capacity of stockholder) agrees with, and covenants to the E*TRADE Directors and to E*TRADE that (i) this Agreement and the obligations hereunder shall attach to Director’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, and (ii) Director shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of Director’s Shares, unless such transfer is made in compliance with this Agreement.

5. After-Acquired Securities. The undertakings and agreements of the Director under this Agreement shall apply with respect to the Shares and all equity securities of the Company which may be acquired by the Director from and after the date of this Agreement and until the Termination Date.

6. Representations and Warranties. Director hereby makes the following representations and warranties to the E*TRADE Directors and to E*TRADE:

(a) Rights as to Capital Stock. Director has the sole power and right to vote and is the record and beneficial owner of the Shares and enters into this Agreement. Except for this Agreement, there are no agreements on the part of Director for the voting, purchase, sale, transfer, assignment or other disposition of any of such Shares and rights or any interest therein. Director does not have the right and power to vote or dispose of any other shares of any Common Stock.

(b) Legal Capacity. Director has all necessary legal capacity, right, power and authority to execute and deliver this Agreement, to grant an irrevocable proxy to E*TRADE and to perform the undertakings and agreements required to be performed by Director hereunder, and no consents of third parties (including, without limitation, any spousal consents) are necessary in connection therewith.

(c) Legal Proceedings. Director is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental entity that would prevent the execution, delivery or performance of this Agreement by the Director or the exercise of proxy rights by E*TRADE with respect to such Shares.

(d) Binding Agreement. This Agreement constitutes the legal, valid and binding agreement of Director, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws of general applicability relating to or affecting enforcement of creditors’ rights and by general principles of equity.

(e) Absence of Restrictions and Conflicts. Neither the execution and delivery of this Agreement by Director, nor the consummation of the transactions contemplated hereby, will breach, violate or constitute an event of default (or an event which, with the lapse of time or the giving of notice or both, would constitute an event of default) under, or give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of notice under, any contract or instrument to which Director is party, in each case which would prevent the Director from performing his, obligations and undertakings under this Agreement or result in the creation of any liens with respect to the Shares owned by Director.

(f) Further Assurances. Director will take all action necessary in order that its representations and warranties set forth in this Agreement shall remain true and correct at all times until the Termination Date.

7. Termination. This Agreement and all of the obligations contained herein shall terminate the earlier of (i) the time that neither E*TRADE nor any affiliate of E*TRADE is individually or collectively a holder of at least 2,200,000 of the Company’s Common Stock, or (ii) no E*TRADE designee or E*TRADE affiliate designee is a Director in the Company (by reason initiated by E*TRADE or an E*TRADE Director) (the “Termination Date”).

8. Miscellaneous Provisions.

(a) Notices. All notices, communications and deliveries under this Agreement shall be made in writing signed by or on behalf of the Party making the same, shall specify the Section under this Agreement pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by overnight delivery (with evidence of delivery and postage and other fees prepaid) as follows:

To E*TRADE:	E*TRADE Information Services, LLC 671 N. Glebe Road Arlington, Virginia 22203 Attention: Lori Sher, Director, Associate General Counsel Facsimile No: 571-227-7576

To Company:	Access Worldwide Communications, Inc 1820 North Fort Myer Drive 4th Floor Arlington, VA 22209 Attention: Mark Wright, General Counsel Facsimile No: 800-569-1587

With a copy to:	Attention: Facsimile No:

To the Director:

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing. Any such notice, communication or delivery will be deemed given or made (i) on the date of delivery if delivered in person, (ii) on the first business day after delivery if sent by overnight mail, (iii) upon transmission by facsimile if receipt is confirmed or (iv) on the fifth business day after it is mailed by registered or certified mail.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of E*TRADE, Company, and the Director.

(c) Exhibits and Attachments. The Exhibits and Attachments to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

(d) Assignment; Successors in Interest. No assignment or transfer by any Party of its rights and obligations under this Agreement will be made except with the prior written consent of the other Parties to this Agreement. This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign.

(e) Interpretation. The section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and singular shall include the plural. Unless the context otherwise requires, the term “party” when used herein means a Party hereto. References herein to a Party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used herein shall be deemed to be followed by the phrase “without limitation” unless such phrase otherwise appears. Unless the context otherwise requires, references herein to Sections, Exhibits and Attachments shall be deemed references to Sections of, and Exhibits and Attachments to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision hereof. With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

(f) Controlling Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without reference to its choice of law rules.

(g) Consent to Jurisdiction. The Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transaction, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(a) or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(h) Specific Performance. The Parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the Parties shall be specifically enforceable. In addition to any other legal or equitable remedies to which E*TRADE would be entitled, in the event of a breach or a threatened breach of this Agreement by any Director, E*TRADE shall have the right to obtain equitable relief, including (but not limited to) an injunction or order of specific performance of the terms hereof from a court of competent jurisdiction.

(i) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. Each Party may execute this Agreement on a facsimile of the Agreement. In addition, electronic signatures (including facsimile and .pdf signatures) of authorized signatories of any Party shall be valid and binding and delivery of an electronic signature (including facsimile and .pdf signatures) by any Party shall constitute due execution and delivery of this Agreement.

(k) Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person (including any client, customer, employee or partner of the Parties) other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement. All provisions hereof shall be personal solely among the Parties to this Agreement.

(l) Integration. This Agreement and the documents executed pursuant to this Agreement, together with the Common Stock Purchase Agreement, and the other transaction documents, supersedes all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

E*TRADE INFORMATION SERVICES, LLC

By:
Its:

ACCESS WORLDWIDE COMMUNICATIONS, INC.

By:
Its:

DIRECTOR:

/s/ Shawkat Raslan
Name:	Shawkat Raslan